                                                                 EXHIBIT (99)-1B

                           MEDPARTNERS/MULLIKIN, INC.
                        SPECIAL MEETING OF STOCKHOLDERS

                                AUGUST 30, 1996


PROXY
                      THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF MEDPARTNERS/MULLIKIN, INC.


    The undersigned hereby appoints Larry R. House and Harold O. Knight, Jr., and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote the shares of Common Stock, par value $.001 per share, of MedPartners/Mullikin, Inc. ("MedPartners/Mullikin"), which the undersigned could vote, and with all power the undersigned would possess, if personally present at the Special Meeting of Stockholders of MedPartners/Mullikin to be held at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, on August 30, 1996, at 10:00 a.m. local time, and any adjournment thereof:


    1.   To approve and adopt the Plan and Agreement of Merger, dated as of May 13, 1996, attached as Annex A to the
         Prospectus-Joint Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which Caremark International Inc. ("Caremark") will merge with MedPartners/Mullikin, and stockholders of Caremark will receive shares of Common Stock of MedPartners/Mullikin, Inc. for each share of Common Stock of Caremark owned by them, all as described in said Prospectus-Joint Proxy Statement. Approval and adoption of the Plan of Merger will constitute approval of an amendment to the Certificate of Incorporation of MedPartners/Mullikin to change the name of MedPartners/Mullikin to MedPartners, Inc.
         / / FOR                                  / / AGAINST                                  / / ABSTAIN

                            (Continued and to be dated and signed on other side)

(Continued from other side)


    2. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting.



    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 ABOVE. Any holder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item. Discretionary authority will not be used to vote in favor of adjournment.


    Receipt of the Prospectus-Joint Proxy Statement dated         , 1996, is
hereby acknowledged.

                                                  Dated:

                                                  ------------------------, 1996

                                                  ------------------------------
                                                           Signature(s)

                                                  ------------------------------
                                                  (Please sign exactly and as
                                                  fully as your name appears on
                                                  your stock certificate. If
                                                  shares are held jointly, each
                                                  stockholder should sign.)

   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE.
                            NO POSTAGE IS REQUIRED.


                                                                          , 1996



                              A SPECIAL MESSAGE TO


                     FORMER MEDPARTNERS, INC. STOCKHOLDERS



Dear Fellow Stockholders:



     On November 28, 1995, stockholders of MedPartners, Inc. overwhelmingly approved the combination between Mullikin Medical Enterprises, L.P. and MedPartners, Inc. On November 29, 1995, the combination became effective and your shares of MedPartners, Inc. were converted into the right to receive an equal number of shares of common stock of MedPartners/Mullikin, Inc.



     OUR RECORDS REFLECT THAT YOU HAVE NOT YET EXCHANGED YOUR MEDPARTNERS, INC. SHARES. IF YOU HAVE A MEDPARTNERS STOCK CERTIFICATE, PLEASE REMEMBER THAT THIS MUST TO BE EXCHANGED FOR A MEDPARTNERS/MULLIKIN STOCK CERTIFICATE IN ACCORDANCE WITH THE INSTRUCTIONS PREVIOUSLY SENT TO YOU.



     If you need additional information on how to exchange your MedPartners stock certificate, please call MedPartners/Mullikin at 1-205-733-8996.